$8,000,000

                              CONSTRUCTION LOAN AND
                          PERMANENT FINANCING AGREEMENT

                                   dated as of

                                 April   , 2000

                                     between

                                 CRYOLIFE, INC.
                                  as Borrower,

                                       and

                              BANK OF AMERICA, N.A,

                                    as Lender


                                TABLE OF CONTENTS

ARTICLE ONE - PARTICULAR TERMS AND DEFINITIONS..................................................1
    1.01        Definitions.....................................................................1
    1.02        Accounting Terms...............................................................10
    1.03        Titles.........................................................................10
    1.04        Number and Gender..............................................................10
ARTICLE TWO - ADVANCES.........................................................................10
    2.01        Construction Loan..............................................................10
    2.02        Form of Requests...............................................................10
    2.03        Number of Requests.............................................................10
    2.04        Place of Advances..............................................................11
    2.05        Affirmation of Warranties......................................................11
    2.06        Final Disbursement.............................................................11
    2.07        Authority to Make Advances.....................................................11
    2.08        Direct Advances................................................................11
    2.09        Waivers........................................................................11
    2.10        Total Advances.................................................................12
    2.11        Interest Rates.................................................................12
    2.12        Interest Computation...........................................................12
    2.13        Payment of Interest............................................................12
    2.14        Voluntary Prepayment...........................................................12
ARTICLE THREE - CONVERSION TO TERM LOAN........................................................12
    3.01        Conversion.....................................................................12
    3.02        Interest Rates.................................................................12
    3.03[INTENTIONALLY LEFT BLANK].............................................................13
    3.04        Interest Computation...........................................................13
    3.05        Payments of Principal and Interest.............................................13
    3.06        Voluntary Prepayment...........................................................13
ARTICLE FOUR - GENERAL LOAN PROVISIONS.........................................................13
    4.01        LIBO Protection; Availability; Illegality.....................................13
    4.02        Agreement Regarding Interest and Charges.......................................14
    4.03        Usury..........................................................................14
    4.04        Payments.......................................................................15
    4.05        Insufficient Funds.............................................................15
    4.06        Statements of Account..........................................................15
    4.07        Taxes..........................................................................15
    4.08        Default Interest...............................................................16
    4.09        [INTENTIONALLY OMITTED]........................................................16
    4.10        Collateral.....................................................................16
    4.11        Guaranties.....................................................................17


                                       i

    4.12        Landlord and Mortgagee Consents................................................17
ARTICLE FIVE - CONDITIONS PRECEDENT TO CLOSING AND LENDER'S OBLIGATION TO MAKE ADVANCES........17
    5.01        Conditions for Closing.........................................................17
    5.02        Conditions for Advances........................................................19
ARTICLE SIX - REPRESENTATIONS AND WARRANTIES OF BORROWER.......................................20
    6.01        Organization and Existence; Subsidiaries.......................................20
    6.02        Financial Statements...........................................................20
    6.03        Borrower Authority and Power...................................................20
    6.04        No Defaults....................................................................20
    6.05        No Pending Claims..............................................................21
    6.06        No Outstanding Judgments.......................................................21
    6.07        No Liens.......................................................................21
    6.08        Outstanding Securities.........................................................21
    6.09        Tax Returns....................................................................21
    6.10        Satisfactory Plans.............................................................21
    6.11        Utility Service................................................................22
    6.12        Materialmen....................................................................22
    6.13        Environmental..................................................................22
    6.14        Franchises, Licenses, Permits, Etc.............................................22
    6.15        No Governmental Consents Required..............................................22
    6.16        No Defaults....................................................................23
    6.17        Compliance with Laws...........................................................23
    6.18        ERISA Matters..................................................................23
    6.19        Regulation U and Other Securities Law Matters..................................23
    6.20        Environmental Representations..................................................23
    6.21        Reaffirmation..................................................................24
ARTICLE SEVEN - AFFIRMATIVE COVENANTS..........................................................24
    7.01        Conveyance; Encumbrance........................................................24
    7.02        Governmental Requirements......................................................24
    7.03        Project Inspections............................................................24
    7.04        Expenses.......................................................................25
    7.05        Construction...................................................................25
    7.06        Use of Advances................................................................25
    7.07        Indemnification................................................................25
    7.08        Negative Pledge of Materials and Fixtures......................................25
    7.09        Disclosure of Contractors......................................................26
    7.10        Proof of Title.................................................................26
    7.11        Correction of Defects and Unauthorized Changes.................................26
    7.12        Compliance with Restrictive Covenants..........................................26
    7.13        Maintenance of Insurance.......................................................26

                                       ii

    7.14        Compliance with Government Regulations.......................................................27
    7.15        Payment of Taxes.............................................................................27
    7.16        Professional Consultants and Superintendent..................................................27
    7.17        Financial Statements.........................................................................27
    7.18        ERISA........................................................................................28
    7.19        Depository Relationship......................................................................28
    7.20        Inspection and Examination...................................................................28
    7.21        Books and Records............................................................................29
    7.22        Existence; Assets............................................................................29
    7.23        Notices......................................................................................29
    7.24          Environmental Matters......................................................................29
ARTICLE EIGHT - NEGATIVE COVENANTS...........................................................................30
    8.01        Type of Business.............................................................................30
    8.02        Transactions with Affiliates.................................................................30
    8.03        Merger, Consolidation, Acquisitions, Etc.....................................................30
    8.04        ERISA Matters................................................................................31
    8.05        Liens........................................................................................31
    8.06        Guaranties...................................................................................32
    8.07        Dividends and Distributions..................................................................32
    8.08        Financial Covenants..........................................................................32
    8.09        Funded Debt..................................................................................33
    8.11        Sale of Assets...............................................................................33
ARTICLE NINE - EVENTS OF DEFAULT.............................................................................33
    9.01        Events of Default............................................................................33
    9.02        Acceleration and Other Remedies..............................................................36
    9.03        Application of Proceeds; Collection Costs....................................................36
ARTICLE TEN - GENERAL CONDITIONS.............................................................................37
    10.01       No Waiver....................................................................................37
    10.02       Remedies Cumulative..........................................................................37
    10.03       Approval of Lender...........................................................................37
    10.04       Investigation by Lender......................................................................38
    10.05       No Beneficiaries.............................................................................38
    10.06       Notices......................................................................................38
    10.07       Modifications................................................................................38
    10.08       No Partnership...............................................................................39
    10.09       No Assignments...............................................................................39
    10.10       Counterparts.................................................................................39
    10.11       Choice of Law................................................................................39
    10.12       NO ORAL AGREEMENT............................................................................39
    10.13       Survival of Certain Agreements...............................................................39
    10.14       ARBITRATION/OTHER MATTERS/WAIVERS............................................................40


                                       iii

    10.15       SPECIAL RULES................................................................................40
    10.16       RESERVATION OF RIGHTS; UNCONDITIONAL OBLIGATIONS.............................................40



Exhibit "A" -- Form of Note
Exhibit "B" -- Copy of Commitment Letter
Exhibit "C" -- Legal Description of Premises
Exhibit "D" -- Permitted Encumbrances
Exhibit "E" - Form of Compliance Certificate

Schedule 6.01(b) - Subsidiaries
Schedule 6.04 - Defaults
Schedule 6.05 - Pending Claims
Schedule 8.09 - Funded Debt

               CONSTRUCTION LOAN AND PERMANENT FINANCING AGREEMENT


     CONSTRUCTION LOAN AND PERMANENT FINANCING AGREEMENT (this "Agreement") dated as of April __, 2000, by and between CRYOLIFE, INC., a corporation organized and existing under the laws of the State of Florida ("Borrower") and BANK OF AMERICA, N.A., a national banking association ("Lender").

     The parties hereto agree as follows:


                                   ARTICLE ONE

                        PARTICULAR TERMS AND DEFINITIONS


1.01 Definitions. The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein.

     "Account to Receive Advances" means Account #6218199 maintained by Borrower with Lender, which account shall be the account into which all Advances shall be deposited pursuant to Section 2.08 hereof.

     "Adjusted  LIBO Rate" means the Rate divided by a  percentage  equal to one
(1) minus the then average stated maximum amount (stated as a decimal) of all reserve requirements applicable to any member of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System (or any successor categories for such liabilities under such Regulation D). The Adjusted LIBO Rate shall be set on the date of Closing and shall be recalculated each thirtieth (30th) day thereafter. The Adjusted LIBO Rate, once so calculated or recalculated, shall remain in effect until the next scheduled recalculation date. If any recalculation date for the Adjusted LIBO Rate is not a Business Day, the recalculation of the Adjusted LIBO Rate shall be made on the next Business Day following such date.

     "Advance" means any direct or indirect advance made by Lender to Borrower pursuant to Article Two of this Agreement.

     "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Borrower. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent to Request Advances" means Mr. Edwin Cordell, Jr. or Mr. Ashley Lee or such other person(s) as shall be appointed by Borrower from time to time, such notice to be effective upon receipt of written notice thereof by Lender.

     "Agreement" means this Construction Loan and Permanent Financing Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

     "Amortization Term" means a period of 60 months from the Conversion Date.

     "Applicable  Law"  means  all  applicable   provisions  of   constitutions,
statutes, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended from time to time, and as codified at 11 U.S.C. ss. 101 et seq.

     "Borrower" has the meaning given in the recitals hereto, and shall include Borrower's successors and assigns.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia or North Carolina are closed.

     "Capital Expenditures" means expenditures of over $10,000 each made or liabilities incurred by Borrower for the acquisition of any fixed assets or improvements (and any replacements, substitutions or additions thereto) which have a useful life of more than one (1) year, including the direct or indirect acquisition of such assets by way of increased product or service changes, off-set items or otherwise, and payments made during the relevant fiscal period with respect to Capitalized Lease Obligations, all as determined on a consolidated basis.

     "Capitalized Lease Obligations" means any indebtedness of Borrower represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such indebtedness shall be the capitalized amount of such obligations determined on a consolidated basis in accordance with GAAP.

     "Closing" means the time of the execution and delivery hereof by Borrower and Lender.

     "Collateral" means all property assigned or pledged to Lender or in which Lender has been granted a security interest or to which Lender has been granted security title under this Agreement, the other Financing Documents or otherwise, to secure the Obligations, and the proceeds thereof.

     "Commitment" means $8,000,000.

     "Commitment Letter" means that certain letter from Lender to Borrower dated March 9, 2000 by which Lender has extended its offer to make the Loan to Borrower upon the satisfaction of the terms and conditions set forth therein, as accepted by Borrower, a copy of which is attached hereto as Exhibit "B".

     "Construction   Contractor"   means  Choate  Design  Build   Company,   the
construction contractor for the Project, whose address is 1640 Powers Ferry Road, Building 11, Suite 300, Marietta, Georgia 30067.

     "Construction Loan" means the construction loan to be made by Lender to Borrower pursuant to Article Two hereunder in an amount not to exceed the Commitment.

     "Construction Period" means the period commencing on the Commencement Date and continuing through and including the Business Day immediately preceding the Conversion Date, during which the Construction Loan shall be funded.

     "Conversion Date" means the earlier of (a) June 30, 2001, or (b) the date on which the Final Disbursement is made.

     "Credit Parties" means, collectively, Borrower and its Subsidiaries.

     "Current Maturities of Funded Debt" means, with respect to any particular period, the sum of all principal payments scheduled to be made during such period in respect of the Funded Debt of Borrower (which for purposes hereof shall include the allocated principal portion of payments due on Capitalized Lease Obligations, and also shall include the current portion of any other Funded Debt).

     "Debt Coverage Ratio" means, with respect to any particular fiscal period of Borrower, the ratio of (a) Borrower's EBITDAR for the consecutive 4-quarter period ending therewith to (b) the sum (without duplication) of (i) Borrower's Current Maturities of Funded Debt for the immediately succeeding consecutive 4-quarter period plus (ii) Borrower's Interest Expense for the consecutive 4-quarter period ending therewith plus (iii) Borrower's Rental Expense for the immediately succeeding consecutive 4-quarter period, all as determined on a consolidated basis.

     "Default" means any event which, with the giving of notice or the lapse of time (or both) would become an Event of Default.

     "Default Rate" means, on any day, the rate otherwise in effect hereunder plus four percent (4%) per annum.

     "Dollars" means the lawful currency of the United States of America.

     "EBIT" means, for any fiscal period of Borrower, an amount equal to the sum of Borrower's Net Income (Loss) for such period plus, to the extent subtracted in determining such Net Income (Loss), (i) Borrower's taxes based on income and
(ii) Borrower's Interest Expense, all as determined on a consolidated basis.

     "EBITDAR" means, for any fiscal period of Borrower, an amount equal to Borrower's EBIT for such period plus, to the extent deducted in determining such EBIT, Borrower's depreciation and amortization expenses and Rental Expense, all as determined on a consolidated basis.

     "Environmental Laws" means all federal, state and local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

     "ERISA" means the Employee Retirement Income Security Act of 1974, P.L. 93-406, as amended.

     "Event of Default" means any of the events or conditions described in Article Eight of this Agreement, provided that any express requirement therein for notice or lapse of time shall have been satisfied.

     "Final  Disbursement"  shall have the  meaning  set forth in  Section  2.06 hereof.

     "Financing Documents" means and includes this Agreement, the Note, the Security Agreement, each Subsidiary Guaranty, any Hedge Agreement and any extensions, renewals, modifications or substitutions thereof or therefor, and all other associated loan and collateral documents including, without limitation, all guaranties, suretyship agreements, security agreements, pledge agreements, security deeds, subordination agreements, exhibits, schedules, attachments, financing statements, notices, consents, waivers, opinions, letters, reports, records, title certificates and applications therefor, assignments, stock powers or transfers, documents, instruments, information and other writings related thereto, or furnished by any Credit Party to Lender in connection therewith or in connection with any of the Collateral, including without limitation any such documents executed and delivered pursuant to Section
4.10 or 4.11 hereof.

     "Funded Debt" means, for any particular Person, all Indebtedness for money borrowed, Indebtedness secured by Purchase Money Liens, Capitalized Lease Obligations, conditional sales contracts and similar title retention debt instruments, all as determined for such Person on a consolidated basis. The calculation of Funded Debt for any particular Person shall include all Funded Debt of such Person plus all Funded Debt of other Persons to the extent guaranteed by such Person, to the extent secured by any assets of such Person, or to the extent supported by a letter of credit issued for the account of such Person.

     "GAAP" means generally accepted accounting principles as set forth in statements from Auditing Standards No. 69 entitled "The Meaning of Present Fairly in Conformance with Generally Accepted Accounting Principles in the Independent Auditors Reports" issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances.

     "Governmental Authority" means any applicable nation or government, any state, local, or other political subdivision thereof, any court, and any other entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

     "Guaranty" means any Contractual Obligation, contingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including, without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received.

     "Hazardous Materials" means all materials defined as hazardous wastes or substances under any Environmental Law.

     "Hedge Agreement" means any agreement between Borrower and Lender or any affiliate of Lender now existing or hereafter entered into, which provides for an interest rate or commodity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross-currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower's exposure to fluctuations in interest rates, currency valuations or commodity prices.

     "Herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular article, paragraph, section or other subdivision.

     "Improvements" means all buildings, structures and other improvements located on the Premises and in which Borrower has an ownership, leasehold or other interest, including, without limitation, the Project.

     "Indebtedness" means, without duplication: (i) all obligations of such Person which in accordance with GAAP consistently applied would be shown on a consolidated balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments); (ii) all rental obligations under leases required to be capitalized under generally accepted accounting principles consistently applied; (iii) all Guaranties of such Person (including contingent reimbursement obligations under undrawn letters of credit); and (iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed.

     "Intellectual Property Rights" shall mean, with respect to any particular Person, all patents, patent applications, continuation, refile and reissue patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyrights, copyright registrations, copyright applications, trade secrets and other similar proprietary information (including, but not by way of limitation, inventions, technical information, processes, algorithms, procedures, specifications, designs, knowledge, know-how, data and databases) now owned or hereafter acquired by such Person.

     "Interest Expense" means, for any fiscal period of Borrower, the total interest expense of Borrower, as determined on a consolidated basis in accordance with GAAP.

     "Lease" means that certain Lease dated April 14, 1995, between Amli Land Development I Limited Partnership, as lessor, and Borrower, as lessee, as amended by First Amendment to Lease Agreement dated August 6, 1999.

     "Lender" has the meaning given in the recitals hereto, and shall include Lender's successors and assigns.

     "Leverage Ratio" shall mean, at any date, the ratio of Borrower's Total Liabilities to its Net Worth at such time.

     "Liabilities" means all indebtedness, liabilities, and obligations of Borrower of any nature whatsoever which Lender may now or hereafter have, own or hold, and which now or hereafter arise under or on account of this Agreement, the Note or any of the other Financing Documents and any extensions, renewals, modifications or substitutions thereof or therefor.

     "LIBO Rate" means the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) appearing on the Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London Time) two Business Days prior to the first day the month for a term of 30-days. If for any reason such rate is not available, the term "LIBO Rate" shall mean the rate per annum(rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on the Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London Time) two Business Days prior to the first day of the month for a term of 30-days; provided however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates rounded upwards, if necessary, to the nearest 1/16 of 1%).

     "Lien" means (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, lien, charge or lease constituting a capitalized lease obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind, or upon the income or profits therefrom; (b) any arrangement, express, or implied, under which any property is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of any Person; and (c) the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, but excluding, in each case, licenses granted in the ordinary course of Borrower's business.

     "Line of Credit" means the existing $2,000,000 line of credit of Borrower with Lender pursuant to the Third Amended and Restated Loan Agreement dated August 30, 1996, as heretofore amended.

     "Loan" means either the Construction Loan or the Term Loan, or both, as the context may require.

     "Maturity Date" means the fifth (5th) anniversary of the Conversion Date, which shall in no event be later than June 30, 2006.

     "Net Income (Loss)" means, for any fiscal period of Borrower, the net income (or loss) of Borrower on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP, but excluding therefrom (to the extent otherwise included therein and without duplication) (i) any gains or losses, together with any related provisions for taxes, realized by Borrower upon any sale of its assets other than in the ordinary course of business, (ii) any other non-recurring gains or losses, and (iii) any income or loss of any other Person acquired prior to the date such other Person becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower or all or substantially all of such other Person's assets are acquired by Borrower.

     "Net Proceeds" means the aggregate amount of cash or cash equivalents received by Borrower in respect of any sale, assignment or other disposition of all or any portion of Borrower's interest in the Premises minus the reasonable and customary costs and expenses incurred in connection with such disposition and required to be paid in cash.

     "Net Worth" means, as of any particular date, Borrower's total shareholder's equity (including capital stock, additional paid-in capital, and retained earnings after deducting treasury stock) which would appear as such on a consolidated balance sheet of Borrower prepared in accordance with generally accepted accounting principles as then in effect.

     "Note" means the promissory note dated of even date herewith, in the principal amount of the Commitment, evidencing the Loan, as amended or supplemented from time to time, together with any renewals, modifications, extensions or replacements thereof in whole or in part. The Note shall be substantially in the form of Exhibit "A".

     "Obligations" means all obligations of Borrower to Lender now or hereafter incurred, however evidenced, including, without limitation, the Loan and the Line of Credit.

     "Optional Rate" means the sum of the Adjusted LIBO Rate plus 1.50%.

     "Permanent Financing Period" means the period commencing on the Conversion Date and continuing through and including the Maturity Date during which the Term Loan is outstanding.

     "Permitted Encumbrances" means (i) liens for taxes not yet due and payable;
(ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like liens arising in the ordinary course of business, payment for which is not yet due or which are being contested in good faith and by appropriate proceedings; (iii) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; (iv) deposits to secure the performance of utilities, lease, statutory obligations and surety and appeal bonds and other obligations of a like nature incurred in the ordinary course of business; (v) bankers' liens arising by statute or under customary terms regarding depository relationships on deposits held by financial institutions with whom Borrower has a banker-customer relationship; (vi) typical restrictions imposed by licenses and leases of software (including location and transfer restrictions); and (vii) those liens, if any, set forth and described on Exhibit "D".

     "Person" means any  individual,  corporation,  partnership,  joint venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

     "Premises" means the real property located in Cobb County, Georgia and more particularly described in Exhibit "C" to this Agreement, attached hereto and incorporated herein, which is subject to the Lease and including the real property on which the Project is being constructed.

     "Project" means buildout/building improvements to be constructed at 1655 Roberts Boulevard, N.W., Kennesaw, Georgia 30144 for "CryoLife Phase II" as defined in the Lease, together with equipment to be used and installed therein.

     "Purchase Money Indebtedness" means (i) Indebtedness for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed assets, (iii) Capitalized Lease Obligations, and
(iv) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time).

     "Purchase Money Lien" means a Lien upon fixed assets which secures the Purchase Money Indebtedness relating thereto but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien and only if such Lien secures solely such Purchase Money Indebtedness.

     "Rental Expense" shall mean, for any fiscal period of Borrower, the total rental expense of Borrower for such period, as determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied, and which shall include without limitation rental expense under operating leases.

     "Requirement of Governmental Authority" means any law, ordinance, order, rule or regulation of a Governmental Authority.

     "Security Agreement" means the Security Agreement dated even date herewith executed by Borrower in favor of Lender, and any modification or replacement thereof or therefor.

     "Subordinated Debt" means any and all Indebtedness of Borrower that is expressly subordinated in right of payment to the Loans, including without limitation the Subordinated Debenture.

     "Subordinated Debenture" means the Subordinated Convertible Debenture of Borrower, dated March 5, 1997, issued to J. Clayton Pruitt, Sr., M.D., in the principal face amount of $4,999,999, and any extensions, renewals, modifications or substitutions thereof or therefor.

     "Subsidiary" means, as applied to Borrower, (i) any corporation of which 50% or more of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors (or other governing body), regardless of the existence at the time of a right of the holders of any class or classes (however designated) of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which 50% or more of the outstanding partnership interests is, at the time, directly or indirectly owned by Borrower or by one or more Subsidiaries of Borrower, and (ii) any other entity which is directly or indirectly controlled or capable of being controlled by Borrower or by one or more Subsidiaries of Borrower.

     "Subsidiary Guaranty" means any and all Guaranty Agreements, executed or to be executed by a Subsidiary of Borrower in favor of Lender and any modifications or replacements thereof or therefor.

     "Taxes" has the meaning given such term in Section 4.07 hereof.

     "Tax Transferee" has the meaning given such term in Section 4.07 hereof.

     "Term Loan" means the permanent loan extended by Lender to Borrower in a principal amount equal to the Total Advances outstanding on the Conversion Date pursuant to Article Three.

     "Tissue Freezers" means, collectively, the tissue freezers leased or loaned by Borrower to third parties in the ordinary course of Borrower's business.

     "Total Advances" means the aggregate of (i) all amounts, if any, advanced by Lender on behalf of Borrower at the Closing, plus (ii) all Advances hereunder outstanding at any time plus (iii) all other amounts advanced by Lender hereunder.

     "Total Liabilities" shall mean, as of any particular date, the amount which all liabilities of Borrower would be shown on a consolidated balance sheet of Borrower at such date prepared in accordance with generally accepted accounting principles consistently applied.

     "Voting  Stock"  means  the  securities  of  any  class  or  classes  of  a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors of such corporation (or Persons performing similar functions).

1.02 Accounting Terms. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP consistently applied.

1.03 Titles. The titles of the Articles and Sections herein appear as a matter of convenience only and shall not affect the interpretation hereof.

1.04 Number and Gender. Words importing the singular number hereunder shall include the plural number and vice versa, and any pronoun used herein shall be deemed to cover all genders.

                                   ARTICLE TWO

                                    ADVANCES


2.01 Construction Loan. During the Construction Period, subject to the provisions of this Agreement, and also subject to the terms and conditions of the other Financing Documents, Lender shall make and Borrower shall accept the Construction Loan in periodic Advances not exceeding, in the aggregate, the Commitment. Amounts advanced by Lender to Borrower hereunder and repaid by Borrower may not be reborrowed.

2.02 Form of Requests. Requests for Advances shall be submitted on Lender's "Application and Certificate of Payment" or similar form signed by Borrower, showing the percentage of completion of the Project and setting forth in detail the amounts expended or costs incurred for work done and materials or equipment incorporated in or to be used in connection with the Project.

2.03 Number of Requests. Borrower may not make more than two (2) requests for an Advance in any calendar month. Each request for an Advance must be received by Lender at least five (5) business days prior to the date the requested Advance is to be made. Each request for an Advance must be in a minimum amount of $100,000.00.

2.04 Place of Advances. All Advances are to be made at the principal office of Lender, or at such other place as Lender may designate.

2.05 Affirmation of Warranties. Each request for an Advance by Borrower shall constitute an affirmation that the warranties and representations contained in this Agreement remain true and correct in all material respects and that no breach of the covenants contained in this Agreement has occurred as of the date of the Advance, unless Lender is notified and approves exceptions to the contrary prior to the disbursement of the requested advance.

2.06 Final Disbursement. Lender shall not make disbursement of the last 5% of the Construction Loan (the "Final Disbursement") until seven (7) days after Lender has received the following items:

          (a) Affidavits of each of Borrower and the Construction Contractor stating that each person providing any material or performing any work in connection with the Project has been paid in full, and that all withholding taxes have been paid.

          (b) Any permits, licenses or other evidence of compliance with any Requirements of Governmental Authority necessary for Borrower's use of the Premises and Project contemplated in the Plans and Specifications, including a final certificate of occupancy.

          (c) A lien search report reflecting that there are no Liens against Borrower or Borrower's interest in the Premises other than Permitted Encumbrances.

          (d)  Such other items as may be reasonably required by Lender.

2.07 Authority to Make Advances. Borrower authorizes Lender to make Advances to the Account to Receive Advances upon the request of the Agent to Request Advances and Borrower agrees that: (a) Lender is not acting as agent or trustee for Borrower; (b) Lender will not be liable or held accountable for any advance made in good faith; (c) all Advances made prior to receipt of written notice of revocation shall be deemed advances made in good faith; and (d) revocation of the agency by Borrower can be accomplished only by written notice to Lender.

2.08 Direct Advances. Borrower may authorize Lender, at Borrower's option, upon notice to Lender, to make Advances directly to the Construction Contractor or any subcontractors or suppliers. Upon such notice, no further direction or authorization from Borrower shall be necessary to warrant such direct advances and all such advances shall satisfy the obligations of Lender hereunder.

2.09 Waivers. In its sole discretion, Lender may require for any or all Advances that Borrower obtain and deliver to Lender written waivers of liens from the

Construction Contractor or any other subcontractor to the extent of the requested Advances.

2.10 Total Advances. Lender shall make Advances for the funding of direct and indirect construction costs related to the Project, the cost of equipment to be used and installed in the Project, for closing costs related to the Loan and for no other purpose; provided, however, that in no event shall Total Advances exceed the Commitment unless otherwise agreed in writing by Lender.

2.11 Interest Rates. During the Construction Period, the Total Advances shall bear interest at a floating rate per annum equal to the Adjusted LIBO Rate plus two percent (2.0%). To the extent permitted by law, any overdue interest on the Total Advances shall bear interest, payable on demand, for each day until paid at a rate equal to the Default Rate.

2.12 Interest Computation. Interest shall be computed on the outstanding principal amount of the Total Advances on the basis of a 360-day year for the actual days during which such principal is outstanding. In all cases during the Construction Period, the rate of interest on the Total Advances shall be adjusted for each change in the applicable interest rate on the date on which such change is effective.

2.13 Payment of Interest. During the Construction Period, interest on the principal amount of the Total Advances shall be due and payable monthly in arrears on the first (1st) day of each calendar month commencing May 1, 2000 with respect to all interest accrued during the calendar month immediately preceding the interest payment date.

2.14 Voluntary Prepayment. The Construction Loan may be prepaid, in whole or in part, by Borrower at any time or from time to time hereafter without premium or penalty.

                                  ARTICLE THREE

                             CONVERSION TO TERM LOAN


3.01 Conversion. Upon compliance with the terms and conditions of this Agreement, and so long as there is not then in existence any Default or Event of Default, Lender agrees to extend to Borrower, on the Conversion Date, the Term Loan. The Term Loan also shall be evidenced by the Note.

3.02 Interest Rates. The Term Loan shall bear interest at a rate per annum equal to the Adjusted LIBO Rate plus one and one-half percent (1.5%). Any overdue principal of, and to the extent permitted by Applicable Law, overdue interest on the Term Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

3.03  [INTENTIONALLY LEFT BLANK]

3.04 Interest Computation. In all cases, interest on the Term Loan shall be computed on the outstanding principal amount thereof on the basis of a 360-day year for the actual days during which such principal is outstanding.

3.05  Payments of Principal and Interest.

     (a) Interest. Interest on outstanding principal amount of the Term Loan shall be due and payable in arrears on the first (1st) day of each calendar month, commencing on the first (1st) day of the calendar month after the Conversion Date, and continuing thereafter through and including the first day of the calendar month in which the Maturity Date shall occur.

     (b) Principal. Installments of principal, each equal to that amount sufficient to amortize the principal balance of the Term Loan on the Conversion Date in equal monthly installments over the Amortization Term, shall be due and payable on the first (1st) day of each calendar month, commencing on the first
(1st) day of the calendar month after the Conversion Date, and continuing thereafter through and including the first day of the calendar month in which the Maturity Date shall occur.

     (c) Final Payment of Principal and Interest. The outstanding principal balance of the Term Loan, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Maturity Date.

3.06 Voluntary Prepayment. Except as may be provided in any Hedge Agreement, the Term Loan may be prepaid, in whole or in part, by Borrower at any time or from time to time hereafter without premium or penalty.

                                  ARTICLE FOUR

                             GENERAL LOAN PROVISIONS


4.01  LIBO  Protection;  Availability;   Illegality.  If  at  any  time  Lender
determines in its reasonable judgment, and so notifies Borrower, that (a) deposits in Dollars (in the applicable amounts) are not being offered in the relevant market, or that the Adjusted LIBO Rate plus the then-applicable margin will not adequately and fairly reflect the future cost to Lender of making the Loan, the obligations of Lender to extend the Loan based on the Adjusted LIBO Rate shall be suspended until Lender notifies Borrower that the circumstances causing such suspension no longer exist, and the Loan shall bear interest during such suspension at a comparable rate as determined by Lender in its reasonable discretion. In the event that, as a result of any change in Applicable Law, rules, regulations, treaties, directives or in the interpretation or administration thereof or by reason of Lender's compliance therewith, including any change in reserve requirements, the effective cost to Lender of having made, maintained or funded the Loan at the Adjusted LIBO Rate plus the then-applicable margin, is increased, Borrower shall pay to Lender, within thirty (30) days after Lender's demand for same, which demand shall be accompanied by an analysis of how such increased costs were calculated, such additional amount or amounts which in the reasonable judgment of Lender, will compensate Lender for such increased cost.

     (b) If at any time the adoption of or any change in any Applicable Law, rule or regulation or change in the interpretation thereof or compliance by Lender with any request or directive of any Government Authority makes it unlawful or impractical for Lender to fund or maintain the Loan on an Adjusted LIBO Rate basis, the obligations of Lender to extend the Loan on the basis of the Adjusted LIBO Rate, shall be suspended until Lender notifies Borrower that the circumstances causing such suspension no longer exist, and the Loan shall bear interest during such suspension at a comparable rate as determined by Lender in its reasonable discretion.

4.02 Agreement Regarding Interest and Charges. The parties hereto hereby agree and stipulate that the only charge imposed upon Borrower for the use of money in connection with this Agreement is and shall be the specific interest and fees described in Articles 2, 3 and 4 and in any other Financing Document. Notwithstanding the foregoing, the parties hereto further agree and stipulate that the commitment fee, underwriting fees, default charges, late charges, funding or "breakage" charges, increased cost charges, attorneys' fees and reimbursement for costs and expenses paid by Lender to third parties or for damages incurred by Lender, are charges made to compensate Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by Lender in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money pursuant to Official Code of Georgia Annotated Sections 7-4-2 and 7-4-18. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

4.03 Usury. In no event shall the amount of interest due or payable on the Loan exceed the maximum rate of interest allowed by Applicable Law and, in the event any such payment is paid by Borrower or received by Lender, then such excess sum shall be credited as a payment of principal, unless Borrower shall notify Lender in writing that Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that Borrower not pay and Lender not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by Borrower under Applicable Law.

4.04 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by Borrower under this Agreement, the Note or any other Financing Document shall be made in Dollars, in immediately available funds, to Lender at the address set forth for Lender in
Section 9.05 hereof, not later than 2:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day) by Lender automatically debiting all such amounts from Borrower's account #6218199; provided, however, that this automatic debit procedure shall not affect the obligation of Borrower to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date therefor, or, upon written notice if Lender shall fail to debit such account. Lender may apply such payment to the Loan or any other Obligation of Borrower under the Financing Documents in accordance with Section 4.05 hereof. If the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension.

4.05 Insufficient Funds. If Lender receives funds insufficient to pay in full the principal of the Loan and/or interest and/or fees and expenses due and payable on any date such amounts are due, Lender shall apply any such funds received by it:

     (a) first, to pay all fees and expenses owing to it;

     (b) second, to pay all accrued but unpaid interest on the Loan; and

     (c) third, to pay all amounts of principal outstanding on the Loan.

4.06 Statements of Account. Lender will account to Borrower monthly with a statement of the Loan, accrued interest and fees, charges and payments made pursuant to this Agreement and the other Financing Documents, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing within fifteen (15) days after the date each statement is delivered to Borrower that Borrower objects to the information, calculations or items therein contained. Such notice shall only be deemed an objection to those items specifically objected to therein. The failure of Lender to deliver such a statement of accounts shall not relieve or discharge Borrower from its obligations hereunder.

4.07 Taxes. (a) Any and all payments by Borrower hereunder or under the Note shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and penalties, interests and all other liabilities with respect thereto ("Taxes"), excluding, (i) taxes imposed on the net income of Lender (including, without limitation, any taxes imposed on branch profits) and franchise taxes imposed on it by the jurisdiction under the laws of which Lender is organized or any political subdivision thereof, (ii) taxes imposed on the net income of Lender (including, without limitation, any taxes imposed on branch profits), and franchise taxes imposed on it, by the jurisdiction of Lender's applicable lending office or any political subdivision thereof, (iii) any Taxes that are in effect and that would apply to a payment to Lender as of the Agreement Date, and
(iv) if any other Lender acquires any interest in this Agreement or any Note pursuant to the provisions hereof, or, if Lender is required to change the office in which the Loan is made, accounted for or booked (any such lender in that event, being referred to as a "Tax Transferee"), any Taxes to the extent that they are in effect and would apply to a payment to such Tax Transferee as of the date of the acquisition of such interest or change in office, as the case may be.

     (b) In addition, Borrower agrees to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time (i) from any payment made under any and all Financing Documents, (ii) from the transfer of the rights of Lender under any Financing Documents to any transferee other than any voluntary transfer of any such rights by Lender, or (iii) from the execution or delivery by Borrower of, or from the filing or recording or maintenance of, or otherwise with respect to the exercise by Lender of its rights under, any and all Financing Documents.

4.08 Default Interest. If an Event of Default has occurred and is continuing, at the election of Lender in its sole discretion, the Loan and all other Obligations shall bear interest until paid in full at the Default Rate.

4.09 [INTENTIONALLY OMITTED].

4.10 Collateral. The Loan and the other Obligations shall be secured pursuant to the Security Agreement, which shall be duly executed and delivered by Borrower to Lender in connection with this Agreement and pursuant to which Lender shall be granted a first-priority security interest in all of Borrower's present or future accounts, contract right, chattel paper, instruments, documents, inventory, equipment, fixtures, leasehold improvements and other assets (but excluding general intangibles and Intellectual Property Rights) and all proceeds thereof. Borrower shall execute (or cause to be executed) any and all financing statements, certificate of title applications, collateral assignments or other documents as Lender may reasonably request from time to time in order to perfect or maintain the perfection and priority of Lender's security interest in the Collateral now or hereafter covered by the Security Agreement or any additional collateral documents.

4.11 Guaranties. The Loan and the other Obligations shall be fully guaranteed by the Subsidiaries of Borrower pursuant to a Subsidiary Guaranty (or confirmation of an existing Guaranty, as applicable) which shall be duly executed and delivered by each Subsidiary to Lender in connection with this Agreement.

4.12 Landlord and Mortgagee Consents. If any of the Collateral will be located on any premises which are leased by Borrower or any of its Subsidiaries from a third party or, if such premises are owned by Borrower or one of its Subsidiaries, on which any creditor (other than Lender) holds a security deed, mortgage, or deed of trust granted by Borrower or one of its Subsidiaries, Borrower shall cause each such third party lessor or creditor to execute in favor of Lender a Waiver and Consent in the form reasonably requested by Lender or such other form as may be acceptable to Lender.

                                  ARTICLE FIVE

                       CONDITIONS PRECEDENT TO CLOSING AND
                      LENDER'S OBLIGATION TO MAKE ADVANCES


5.01  Conditions  for  Closing.  The  obligation  of Lender to make the  initial
Advance is subject to the following conditions precedent, each of which must have been fulfilled to the satisfaction of Lender:

     (a) Lender shall have received original counterparts of this Agreement, the Note, the Security Agreement, the Subsidiary Guaranties and the other Financing Documents, each duly executed by Borrower;

     (b) Lender shall have received Uniform Commercial Code, tax and judgment lien search reports with respect to Borrower indicating that there are no prior Liens on any assets of Borrower other than Permitted Encumbrances;

     (c) Uniform Commercial Code financing statements naming Borrower as "Debtor" and Lender as "Secured Party" and covering the Collateral shall have been filed or delivered to Lender to be filed in all necessary and appropriate jurisdictions;

     (e) Lender shall have received certified copies of (i) the Articles or Certificate of Incorporation of each Credit Party, (ii) the By-laws of each Credit Party, and (iii) all necessary corporate action taken by each Credit Party to authorize the execution, delivery and performance of the Financing Documents to which it is a party;

     (f) Each Credit Party shall have delivered to Lender a certificate setting forth the name and signature of each of the officers of such Credit

          Party (i) who is authorized to sign on its behalf the Financing Documents to which it is a party; and (ii) who will, until replaced by another officer or officers, act as its representative for the purpose of signing documents and giving notices and other communications in connection with the Financing Documents. Lender may conclusively rely on such certificates until it receives notice in writing from the applicable Credit Party;

     (g) Lender shall have received an affidavit of Borrower, in form and substance reasonably satisfactory to Lender, with respect to the Lease and the Project;

     (h) Borrower shall have delivered to Lender copies of each of the policies of property/casualty insurance covering any of the tangible insurable Collateral, and evidencing insurance in an amount equal to or greater than the market value of all Improvements, but, in no event, in an amount less than the Loan, as required by Section 7.13 hereof;

     (i) Borrower shall have delivered to Lender copies of each of the policies of general liability insurance covering the Premises, naming Lender as an additional insured, in an amount acceptable to Lender, as required by Section 7.13 hereof;

     (j) Borrower shall have delivered to Lender copies of each of the policies of builder's risk insurance required for the Project by Section 7.13 hereof;

     (k) Borrower shall have paid to Lender all fees required by this Agreement and the Commitment Letter;

     (l) Lender shall have received an opinion of counsel to Borrower in a form acceptable to Lender covering such matters relating to the transaction contemplated hereby as Lender may reasonably request;

     (m) Lender shall have received a certificate signed by an authorized officer of Borrower to the effect that (i) no Event of Default shall have occurred and be continuing; and (ii) each of the representations and warranties made by Borrower pursuant to the Financing Documents are true and correct in all material respects on and as of the Closing Date;

     (n)  Borrower  shall have  delivered  any  consents  required  pursuant  to
          Section 4.12;

     (o) Borrower shall have delivered such other instruments and documents as Lender may request in connection with the closing of the transactions contemplated by this Agreement.

5.02 Conditions for Advances. Lender's obligation to make Advances hereunder shall be subject to the satisfaction at the time of each request for Advance of the following conditions:

     (a)  All provisions of the Commitment Letter shall have been complied with;

     (b) Borrower's representations and warranties set forth herein shall remain true and correct in all material respects;

     (c) No significant damage to or destruction of the Project shall have occurred;

     (d) No Event of Default shall have occurred under this Agreement or under any other Financing Document;

     (e) The requirements of Article Two with respect to requests for Advances shall have been complied with;

     (f) There shall have occurred no act, omission or undertaking which would, singly or in the aggregate, have a materially adverse effect upon the business, assets, liabilities, financial condition, results of operations or financial prospects of Borrower, or upon the ability of Borrower to perform any material obligations arising under the Financing Documents;

     (g) If requested by Lender pursuant to Section 6.07 of this Agreement, Borrower shall have provided evidence of written waivers of liens.

                                   ARTICLE SIX

                   REPRESENTATIONS AND WARRANTIES OF BORROWER


     Borrower represents and warrants to Lender that each of the following is true, correct, complete and accurate in all respects:

6.01 Organization and Existence; Subsidiaries. (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and is qualified in good standing to do business as a foreign corporation in the State of Georgia and in each other jurisdiction in which the failure to so qualify would have a material adverse effect on the business, prospects or financial condition of Borrower. Each other Credit Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and is qualified to do business as a foreign corporation in all jurisdictions where the failure to so qualify would have a material adverse effect on the business, prospects or financial condition of such Credit Party.

     (b) Borrower has no Subsidiaries as of the date of this Agreement, except for the Subsidiaries identified on Schedule 6.01(b) attached hereto, and Borrower agrees that it will not hereafter acquire or form any Subsidiaries without giving Lender at least thirty (30) days' prior written notice. In the event Borrower so acquires or forms any Subsidiaries, each such Subsidiary of Borrower will be a corporation duly organized, validly existing and in good standing with the laws of the state of its incorporation, and promptly shall execute and deliver to Lender a Subsidiary Guaranty of Borrower's obligations hereunder pursuant to Section 8.06 hereof.

6.02 Financial Statements. Each financial statement of any Credit Party which has been delivered to Lender presents fairly the financial condition of such Credit Party as of the date indicated therein and the results of its operations for the period(s) shown therein. There has been no material adverse change in the financial condition or operations of the Credit Parties taken as a whole since the date of said financial statement, nor has any Credit Party mortgaged, pledged or granted a security interest in or encumbered any of its assets since such date except pursuant to Permitted Encumbrances.

6.03 Borrower Authority and Power. Each Credit Party has full power and authority to make, execute and perform in accordance with the respective terms thereof each of the Financing Documents executed by it. The execution and performance by each Credit Party of each and every of the Financing Documents executed by it have been duly authorized by all requisite action, and each and every one of them constitutes the legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its respective terms.

6.04 No Defaults. Except as set forth on Schedule 6.04 attached hereto, none of the Credit Parties is in default under any contracts, agreements, licenses, franchises, leases, security agreements, deeds, mortgages, promissory notes, documents, instruments or chattel paper to which it is a party or by which it or any of its properties or assets is bound or affected. Execution, delivery and performance by any Credit Party of each and every of the Financing Documents executed by it do not violate any provision of law or regulations and does not result in a breach of or constitute a default under any agreement, indenture or other instrument to which any Credit Party is a party or by which any Credit Party is bound.

6.05 No Pending Claims. Except as disclosed on Schedule 6.05 attached hereto, there is no claim, action, suit, arbitration, investigation, condemnation or other proceeding at law or in equity, or by or before any federal, state, local or other governmental agency, or by or before any other agency or arbitrator, nor is there any judgment, order, writ, injunction or decree of any court pending, anticipated or (to Borrower's knowledge) threatened against any Credit Party or against any of its properties or assets which might have a material adverse effect on the Credit Parties taken as a whole or their respective properties or assets, or which might call into question the validity or enforceability of any of the Financing Documents, or which might involve the alleged violation by any Credit Party of any federal, state, local or other law, rule or regulation; provided, however, that no representation is made in this
Section 6.05 with respect to Environmental Laws.

6.06 No Outstanding Judgments. There are no outstanding or unpaid judgments against any Credit Party.

6.07 No Liens. Borrower has made no contract or arrangement of any kind which could give rise to a lien or claim of lien on its interest in the Premises, except for its arrangements with the Construction Contractor and contractors or subcontractors who have executed lien waivers.

6.08 Outstanding Securities. All of Borrower's and each Subsidiary's outstanding capital stock has been validly issued, fully paid and is non-assessable. Borrower is not in violation of any applicable federal, state, local, or other securities laws and regulations with respect to the issuance of any of its capital stock or any other of its securities.

6.09 Tax Returns. Each Credit Party has filed or caused to be filed all required federal, state, local, or other tax returns when due and has paid (except as otherwise permitted by Section 7.15 hereof) all governmental taxes and other charges imposed upon it or on any of its properties or assets. Borrower does not know of any proposed additional tax assessment against any Credit Party.

6.10 Satisfactory Plans. The plans and specifications are satisfactory to Borrower and have been approved by the Construction Contractor, the lessor under the Lease, the beneficiary of any restrictive covenant to which the Premises may be subject, and any Governmental Authority whose approval is required. All construction shall be performed in accordance with the plans and specifications for the Project, any restrictive covenants and the Requirements of any Governmental Authority. Borrower's use of the Project will comply with all Requirements of Governmental Authorities and any restrictive covenants to which the Premises may be subject. The plans and specifications for the Project do, and the Project when constructed will, to the extent required, comply with all Requirements of Governmental Authority relating to access and facilities for handicapped or disabled persons including, without limitation, the Federal Architectural Barriers Act (42 U.S.C. ss. 411 et seq.), The Fair Housing Amendments Act of 1988 (42 U.S.C. ss. 3601 et seq.), The Americans with Disabilities Act of 1990 (442 U.S.C. ss. 12101 et seq.), The Rehabilitation Act of 1973 (29 U.S.C. ss. 794), and any applicable state statutes relating to access facilities for handicapped or disabled persons.

6.11 Utility Service. All utility services necessary for the construction of the Project and the operation thereof for their intended purpose, are available at the Premises, and are unencumbered or are located in a publicly dedicated and accepted public right-of-way, including but not limited to water supply, storm and sanitary sewer facilities, gas, electric and telephone facilities, or the installation thereof has been firmly committed by the utility company or Governmental Authority installing same, with such installation to be completed prior to the Conversion Date.

6.12 Materialmen. All work done and all materials furnished on the Project have been or will be paid for in full. If required by Lender, Borrower shall evidence such payment by releases, receipts and waivers reasonably satisfactory to Lender.

6.13 Environmental. During the term of the Lease and, to Borrower's knowledge and with no independent duty of investigation prior thereto, the Premises have not been used for the handling, treatment, storage or disposal of any hazardous or toxic substance as defined under any applicable state or federal law or regulation including but not limited to the Comprehensive Environmental, Response, Compensation and Liability Act of 1980, as amended.

6.14 Franchises, Licenses, Permits, Etc. Each Credit Party has all material franchises, licenses, permits, patents, copyrights, trademarks, trade names, and other authority necessary to enable it to conduct its business as presently conducted; provided, however, that no representation is made in this Section
6.14 with respect to Environmental Laws.

6.15 No Governmental Consents Required. No consent, approval, order, authorization, designation, registration, declaration, or filing (except the filing of financing statements or notations of liens on certificates of title) with or of any federal, state, local, or other governmental authority or public body on the part of any Credit Party is required in connection with any Credit Party's execution, delivery or performance of any of the Financing Documents; or if required, all such prerequisites have been fully satisfied.

6.16 No Defaults. There is no default on the part of Borrower under this Agreement, the Note, or any other Financing Document, and no event has occurred and is continuing which with notice or the passage of time would constitute a default under any thereof.

6.17 Compliance with Laws. To Borrower's knowledge, Borrower is in full compliance with each requirement of Applicable Law including, without limitation, all applicable requirements of ERISA and all laws pertaining to the payment of federal, state and local taxes.

6.18 ERISA Matters. None of the Credit Parties has incurred any material accumulated funding deficiency within the meaning of the ERISA, and none of the Credit Parties has incurred any material liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto under such Act) in connection with any employee benefit plan established or maintained by any of the Credit Parties.

6.19 Regulation U and Other Securities Law Matters. None of the transactions contemplated in this Agreement (including, without limitation, the use of the proceeds from the Loans) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Chapter II. Borrower does not own or intend to carry or purchase any "margin stock" within the meaning of said Regulation U, including margin stock originally issued by it. None of the proceeds of which were used to purchase or carry) any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

6.20 Environmental Representations. (a) Each Credit Party has obtained all permits, licenses and other authorizations which are required under Environmental Laws, and each Credit Party is in compliance in all material respects with all terms and conditions of the required permits, licenses and authorizations and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Laws;

     (b) Borrower is not aware of, and has not received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which, with respect to any Credit Party, may interfere with or prevent such Credit Party's compliance or continued compliance in any material respect with Environmental Laws, or may give rise to any material  common  law or legal  liability,  or  otherwise  form the basis of any material claim, action, demand, suit, proceeding, hearing, study or investigation against such Credit Party, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste; and

     (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or threatened against any Credit Party relating in any way to Environmental Laws.

6.21 Reaffirmation. Each request for an Advance made by Borrower pursuant to this Agreement shall constitute an automatic representation and warranty by Borrower to Lender that there does not then exist any Default or Event of Default as well as a reaffirmation as of the date of such request of all of the representations and warranties of the Credit Parties contained in this Agreement and the other Financing Documents (except as to those changes otherwise consented to by Lender or contemplated herein).

                                  ARTICLE SEVEN

                              AFFIRMATIVE COVENANTS


     For so long as this Agreement is in effect, and unless Lender expressly consents in writing otherwise or to the contrary (which consent shall not be unreasonably withheld), Borrower hereby expressly covenants and agrees as follows:

7.01 Conveyance; Encumbrance. Borrower will not convey or encumber its leasehold interest in the Premises in any way without the prior written consent of Lender, except for Permitted Encumbrances.

7.02  Governmental   Requirements.   Borrower  will  comply  promptly  with  any
Requirement of a Governmental Authority.

7.03 Project Inspections. Upon the request of Lender following at least 24 hours prior notice thereof, and prior to an Event of Default no more frequently than once in each calendar month, Lender and any persons authorized by Lender shall have the right during regular business hours to inspect the Premises or any portion thereof and the Project located thereon, to inspect the Project and all materials to be used in the construction thereof, and to examine all detailed plans and shop drawings which are or may be kept at the construction site for the Project, and will cooperate and use its commercially reasonable best efforts to cause the Construction Contractor to cooperate with the Lender when requested; provided, however, that nothing contained herein shall be deemed to impose upon Lender any obligation to undertake such inspections or any liability for the failure to detect or failure to act with respect to any defect which was or might have been disclosed by such inspections.

7.04 Expenses. Except as may otherwise be provided in this Agreement, Borrower will pay all costs and expenses required to satisfy the conditions of this Agreement including, without limitation of the generality of the foregoing, the following: (a) all taxes and recording expenses, including all intangible and stamp taxes, if any; (b) all premiums on policies of insurance now or hereafter covering the Premises, and any and all other insurance policies now or hereafter collaterally pledged to Lender; (c) all utility charges, whether public or private; and (d) all legal fees and expenses of Lender's counsel (including the imputed costs of in-house counsel) incurred in connection with this Agreement, the performance of all due diligence after the Closing in connection with the consummation of the transactions contemplated hereby which Lender deems reasonably necessary or advisable in the exercise of its customary credit judgment, the collection of any amounts due hereunder, or in any other respect connected with this Agreement or any amendments hereto.

7.05 Construction. Borrower will cause the construction of the Project to be prosecuted with diligence and continuity and will complete the same in accordance with the plans and specifications for the Project on or before the Conversion Date, free and clear of liens or claims for liens for material supplied and for labor or services performed in connection with the construction of the Project.

7.06 Use of Advances. Borrower will receive each Advance to be made hereunder and will hold the same as a trust fund for paying closing costs incurred in connection with the Closing, for paying the hard and soft costs of construction of the Improvements and for no other purpose.

7.07 Indemnification. Borrower will indemnify Lender from any claims arising by reason of the execution hereof by the Borrower or the consummation by the Borrower of the transactions contemplated hereby and against all taxes and other liabilities as provided in (without limitation) Article 4 hereof.

7.08 Negative Pledge of Materials and Fixtures. Borrower shall not: (a) execute any conditional purchase contract, security agreement, chattel mortgage or other instrument creating a security interest in any materials, fixtures or articles intended to be incorporated in the Project or the appurtenances thereto, except for Permitted Encumbrances; (b) execute any negative pledge or similar agreement with respect to the Improvements creating a security interest in the Improvements, any materials, fixtures or articles intended to be incorporated in the Improvements or the appurtenances thereto; (c) execute a financing statement publishing notice of such security interest; or (d) purchase any such materials, fixtures or articles in such manner that the ownership thereof will not vest unconditionally in Borrower, free from encumbrances, on delivery at the Premises.

7.09 Disclosure of Contractors. Borrower shall disclose to Lender, upon demand, the names of all persons with whom Borrower has contracted or intends to contract for the construction of the Project or for the furnishing of labor or materials therefor, and when required by Lender obtain the approval by Lender of all such persons which approval shall not be unreasonably withheld.

7.10 Proof of Title. Borrower will deliver to Lender, on demand, any contracts, bills of sale, statements, or receipted vouchers or agreements under which Borrower claims title to any materials, fixtures or articles incorporated in the Project or the Premises.

7.11 Correction of Defects and Unauthorized Changes. Borrower will promptly correct any material structural or engineering defect in the Project.

7.12 Compliance with Restrictive Covenants. Borrower will comply with all restrictive covenants affecting the Premises.

7.13 Maintenance of Insurance. (a) Borrower will maintain or cause to be maintained during the Construction Period, completed value builder's risk insurance covering fire, vandalism and malicious mischief in an amount equal to the full replacement cost of the Project, showing Lender as loss beneficiary, public liability insurance in an amount satisfactory to Lender and workers' compensation insurance. Borrower also shall obtain and maintain (a) hazard and liability insurance coverage on the Premises, in an amount equal to or greater than the market value of all improvements on the Premises (including, without limitation, the Project) but in no event less than the amount of the Loan; and
(b) general public liability insurance with respect to the Premises, in amounts and with deductibles satisfactory to Lender.

     (b) Without limiting the foregoing, each Credit Party shall maintain with financially sound and reputable insurers acceptable to Lender (i) with reference to its property other than the Collateral, insurance against such risks and in such amounts as is customary in the case of Persons of established reputations engaged in the same or similar business and similarly situated, and (ii) liability and worker's compensation insurance in such amounts as is customary in the case of Persons of established reputations engaged in the same or similar business and similarly situated (except that the dollar amount of each Credit

Party's liability insurance coverage must be acceptable to lender), and, upon request by Lender, shall furnish Lender copies of the policies under which such insurance is carried. The Credit Parties' obligations concerning insurance of the Collateral are governed by the applicable Financing Documents. The Credit Parties shall not be required to maintain property insurance on Tissue Freezers.

All insurance policies shall be provided by companies satisfactory to Lender. All such insurance shall contain provisions allowing completion of the Project and shall cover materials on the site. Evidence of insurance must be furnished to Lender annually within thirty (30) days prior to each scheduled policy expiration date.

7.14 Compliance with Government Regulations. Borrower will comply with all land use, subdivision, zoning and similar Requirements of Governmental Authority applicable to the use of the Premises, and the construction and operation of the Project. Borrower shall obtain and deliver to Lender upon demand therefor the originals or true copies of all building, zoning, use and other permits required for construction of the Project.

7.15 Payment of Taxes. Each Credit Party shall punctually pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its property, as well as all claims of any kind which, if unpaid, might by law become a Lien upon its property, except taxes, assessments, charges, levies or claims which are in good faith being timely litigated or otherwise properly contested by such Credit Party and which cannot become a Lien upon any of the Collateral with priority over the security interest of Lender or as to which such Credit Party has established reserves satisfactory to Lender. Upon any Credit Party's failure to make prompt payment of any such obligation of such Credit Party not excepted above, Lender may, but is under no obligation to, pay all or any part of the same or effect a settlement or compromise thereof in the name of such Credit Party, and all amounts so paid by Lender as well as the expenses incurred in negotiating or attempting to negotiate a compromise or settlement will automatically become a part of the Liabilities of Borrower under this Agreement and will bear interest from the date of such payment at the lower of (i) the highest rate of interest which Borrower has contracted to pay on any of the Liabilities or (ii) the highest rate permissible under applicable law.

7.16 Professional Consultants and Superintendent. If Lender in its sole discretion deems it reasonable and necessary to have an outside professional consultant investigate any potential problems relating to the construction of the Project, Lender shall be authorized to select and employ such consultant and Borrower shall pay the reasonable fees and expenses of said consultant.

7.17 Financial Statements. Borrower shall promptly furnish to Lender: (1) not later than 120 days after the end of each fiscal year, consolidated and consolidating financial statements of the Borrower, to include balance sheets and statements of income and stockholders' equity, all in reasonable detail, prepared in accordance with generally accepted accounting principles and certified by an independent accounting firm acceptable to Lender and accompanied by a duly completed Compliance Certificate in the form of Exhibit "E" attached hereto executed on behalf of Borrower by its chief financial officer; (2) not later than 45 days after and as of the end of each fiscal quarter, internally prepared consolidated financial statements of Borrower, to include balance sheets and statements of income and stockholders' equity, all in reasonable detail, prepared in accordance with generally accepted accounting principles (subject to changes resulting from year-end adjustments), and certified by the chief financial officer of Borrower and accompanied by a duly completed Compliance Certificate in the form of Exhibit "E" attached hereto executed on behalf of Borrower by its chief financial officer; (3) promptly upon becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action Borrower is taking or proposes to take with respect thereto; (4) promptly upon becoming aware that the holder of any other evidence of indebtedness or security of any Credit Party has given notice or taken any other action with respect to a claimed default or event of default or event which, with the giving of notice or passage of time, or both, would constitute a default, a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or event and what action Borrower is taking or proposes to take with respect thereto; (5) promptly upon transmission thereof, copies of all financial statements, proxy statements, notices and reports as Borrower shall send to its public shareholders, if any, and copies of all registration statements and all other reports which Borrower may file from time to time with the Securities and Exchange Commission or any comparable state securities regulatory agency; and (6) from time to time upon request of Lender, such other information relating to the operations, business, and financial condition of any Credit Party as Lender may reasonably request.

7.18 ERISA. Borrower will comply with all applicable ERISA requirements.

7.19 Depository Relationship. To the maximum extent permitted by law, the Credit Parties shall at all times maintain their primary depository relationships with Lender.

7.20 Inspection and Examination. Upon reasonable request of Lender, each Credit Party shall permit during regular business hours any person designated by Lender to inspect and examine such Credit Party's financial books and records, its minute books and other business memoranda and writings; provided, however, that so long as no Event of Default has occurred and is then continuing Borrower may condition Lender's (or its designee's) access to any Credit Party's business memoranda and writings (other than its financial books and records) on Lender's (or such designee's) entering into a suitable written confidentiality agreement.


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

Each Credit Party shall make available its officers and employees to Lender to discuss the financial affairs of such Credit Party at such reasonable times and intervals as Lender may request, and each Credit Party shall promptly confirm or furnish in reasonable detail whatever information relative to such Credit Party as Lender's authorized representative, auditor or counsel may reasonably request.

7.21 Books and Records. Each Credit Party shall keep its books, records and accounts in accordance with GAAP applied on a basis consistent with preceding years.

7.22 Existence; Assets.

     (a) Each Credit Party shall preserve all privileges and any other rights or licenses of such Credit Party, and conduct the operations of such Credit Party in an orderly manner without voluntary interruption.

     (b) Each Credit Party shall maintain and keep all of its property and assets (other than Tissue Freezers) in good repair, working order and condition, and shall from time to time make all needful and proper repairs, renewals and replacements thereto, subject to reasonable wear and tear.

7.23 Notices. Borrower shall promptly, upon becoming aware thereof, give notice in writing to Lender: (a) of any pending or threatened litigation against or affecting Borrower; (b) of any condition or event which constitutes a default hereunder or under any Financing Document or which, with the giving of notice or the passage of time, would constitute an Event of Default hereunder or under any Financing Document, in either case specifying the nature of the litigation or default, as applicable, and the action Borrower is taking or proposes to take in connection therewith.

7.24 Environmental Matters. Borrower shall notify Lender in writing, promptly upon receipt of:

     (i) any notice that any Credit Party is not in compliance in any material respect with all terms and conditions of all permits, licenses and authorizations which are required under Environmental Laws, or any notice that any Credit Party is not in compliance in any material respect with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Laws;

     (ii) any notice of any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which, with respect to any Credit Party, may interfere with or prevent its compliance or continued compliance in any material respect with Environmental Laws, or may give rise to any material common law or legal liability on its part, or otherwise form basis of any material claim, action, demand, suit, proceeding, hearing, study or investigation against it, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste; and

     (iii)any notice or claim of any civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or threatened against any Credit Party relating in any way to Environmental Laws.

                                  ARTICLE EIGHT

                               NEGATIVE COVENANTS

     For so long as this Agreement is in effect, and unless Lender expressly consents in writing otherwise or to the contrary (which consent shall not be unreasonably withheld), Borrower hereby expressly covenants and agrees to the following negative covenants:

8.01 Type of Business. Borrower and its Subsidiaries shall not engage in any type of business other than the development, sale, licensing or use of medical products, bio-technology or tissue engineering or any activity reasonably incidental thereto.

8.02 Transactions with Affiliates. None of the Credit Parties shall engage in any transactions with an Affiliate, except on terms no less favorable to such Credit Party than could be obtained in arms-length transactions with others.

8.03 Merger, Consolidation, Acquisitions, Etc. None of the Credit Parties shall:
(i) transfer all or substantially all of its assets to, consolidate with or merge with any other Person; (ii) acquire all or substantially all of the properties or capital stock of any other Person; or (iii) create or acquire any Subsidiary or enter into any partnership or joint venture; provided, however, that (a) any Subsidiary of Borrower may merge or consolidate with, or convey all or substantially all of its assets to, Borrower or another Subsidiary of Borrower (but Borrower must be the surviving corporation for any such merger or consolidation involving Borrower), (b) Borrower may acquire all or substantially all of the properties or capital stock of another Person (or Borrower may form a Subsidiary to make such acquisition) so long as such transaction does not cause a violation of Section 8.01 above or 8.03(iii)(e) below, and no other Default or Event of Default would be caused thereby, (c) Borrower may form a new Subsidiary so long as such transaction does not cause a violation of Section 8.01 above or
Section 8.03(iii)(e) below and Borrower complies with any and all requirements of Section 8.06 applicable thereto and no other Default or Event of Default would be caused thereby, (d) any Credit Party may enter into a merger or consolidation in connection with any acquisition transaction permitted under clause (b) above so long as such Credit Party is the surviving corporation therefrom and no other Default or Event of Default would be caused thereby, and
(e) Borrower may acquire all or substantially all of the properties or capital stock of another Person or create or acquire Subsidiaries or enter into partnerships or joint ventures so long as Borrower's total investment in all such acquisitions, Subsidiaries, partnerships or joint ventures (whether in the form of cash, loans or other property but exclusive of contributions or transfers of Intellectual Property Rights) does not exceed $5,000,000 in the aggregate and no other Default or Event of Default would be caused thereby. Lender agrees that, upon request of Borrower from time to time (but not more frequently than once per fiscal year), lender may in its sole discretion increase the aforesaid limitation on investment set forth in clause (e) above, which increase shall become effective upon Lender's written notice to Borrower thereof.

8.04 ERISA Matters. None of the Credit Parties shall incur or suffer to exist any material accumulated funding deficiency within the meaning of ERISA or incur any material liability to the Pension Benefit Guaranty corporation established under ERISA (or any successor thereto under ERISA).

8.05 Liens. None of the Credit Parties shall create, incur, assume or suffer to exist any Lien of any kind or any negative pledge upon any of its property or assets now owned or hereafter acquired including, without limitation, the Collateral, all general intangibles and all Intellectual Property Rights but, excluding, however, from the operation of this covenant: (1) Liens in connection with worker's compensation; (2) deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of a like nature arising in the normal and ordinary course of business; (3) mechanics, workmen, materialmen, and other like Liens arising in the normal and ordinary course of business in respect of obligations which are not overdue or which are being contested in good faith by such Credit Party and as to which such Credit Party has established reserves satisfactory to the Lender; (4) tax or other nonconsensual Liens, encumbrances or charges which are being litigated or otherwise properly contested in good faith by such Credit Party and as to which such Credit Party has established reserves satisfactory to the Lender; (5) the security interests, security titles and Liens conveyed to Lender under any of the Financing Documents; (6) Purchase Money Liens securing Purchase Money Indebtedness to the extent permitted under Section 8.09; and (7) any other Liens disclosed on Exhibit "D" attached hereto.

8.06 Guaranties. (a) None of the Credit Parties shall in any manner, directly or indirectly, become a guarantor of any obligation of, or an endorser of, or otherwise assume or become liable upon any obligations or other indebtedness of any other Person except (i) pursuant to the Financing Documents or (ii) in connection with the depositing of checks in the normal and ordinary course of business. (b) Within ten (10) days after Borrower's creation or acquisition of any Subsidiary, Borrower shall cause such Subsidiary to guaranty the repayment of the Obligations to Lender.

8.07 Dividends and Distributions. Without the prior written consent of Lender, neither Borrower nor any of its Subsidiaries will pay or declare any dividends on or make any other distribution with respect to any class of its stock or other equity interests whether in cash or in property. In addition, from and after the occurrence of a Default or an Event of Default hereunder, neither the Borrower nor any Subsidiary shall redeem, purchase or otherwise acquire any stock or any outstanding securities of Borrower or any of its Subsidiaries. Notwithstanding the foregoing, each of the Borrower's Subsidiaries may at any time pay dividends and distributions to the Borrower.

8.08 Financial Covenants. Borrower shall not violate any of the following financial covenants.

     (a)  Borrower shall not change its fiscal year without Lender's consent;

     (b) Borrower shall not make Capital Expenditures (excluding the Project) in excess of $5,000,000 in the aggregate in any fiscal year;

     (c) Borrower shall not permit its Leverage Ratio to exceed 1.0 to 1.0 at any time on or after the date of this Agreement;

     (d) Borrower shall not permit its Net Worth at any time after the date of this Agreement to be less than $80,000,000 plus (i) 80% of the positive amount of Net Income of Borrower for each fiscal quarter ending after the date hereof and (ii) the amount of any increase in Net Worth resulting from the issuance of stock, corporate reorganizations, recapitalization or any similar event.

     (e) Borrower shall not permit its Debt Coverage Ratio for any fiscal quarter or year to be less than 1.3 to 1.0.

8.09 Funded Debt. None of the Credit Parties shall incur, assume, or suffer to exist any Funded Debt of such Credit Party, except (i) Funded Debt arising under this Agreement or any of the other Financing Documents, (ii) Purchase Money Indebtedness not to exceed $250,000 in total amount for all the Credit Parties incurred in any fiscal year, and (iii) any other Funded Debt described on
Schedule 8.09 attached hereto.

8.10 Subordinated Debt. None of the Credit Parties shall make any payment of any part or all of any Subordinated Debt in violation of the subordination agreement relating to such Subordinated Debt or voluntarily prepay any Subordinated Debt (provided that, so long as no Default or Event of Default shall then exist or would be caused thereby, Borrower may prepay the Subordinated Debenture in accordance with its terms); or enter into any agreement (oral or written) which could in any way be construed to amend, modify, alter or terminate any one or more instruments or agreements evidencing or relating to any Subordinated Debt.

8.11 Sale of Assets. Except for (a) the sale of substantially all the assets of Ideas for Medicine, Inc. on or before September 1, 2000, the book value of which shall not exceed $5,000,000 for the assets sold, and (b) the sale of other assets not to exceed $3,000,000 in the aggregate during the term of the Loan, none of the Credit Parties shall sell any property or assets other than in the ordinary course of business. Notwithstanding the foregoing, except for licenses granted in the ordinary course of business in arms' length transactions for fair consideration, none of the Credit Parties may sell, lease, transfer or otherwise convey any Intellectual Property Rights without the prior written consent of Lender, which consent shall not be unreasonably withheld.

                                  ARTICLE NINE

                                EVENTS OF DEFAULT


9.01 Events of Default. The occurrence of any one of the following events shall constitute an Event of Default hereunder:

     (a) Borrower shall fail to make any required payment within five (5) days following the date on which such payment is due under the Note, this Agreement, or any other Financing Document.

     (b) If any statement, representation, or warranty of any Credit Party made in this Agreement or in any of the other Financing Documents at any time furnished by or on behalf of any Credit Party to Lender proves to have been untrue, incorrect, misleading, or incomplete in any material respect as of the date made.

     (c) Failure of any Credit Party punctually and fully to perform, observe, discharge or comply with any of the covenants set forth in Article V of this Agreement.

     (d) Failure of any Credit Party punctually and fully to perform, observe, discharge or comply with any of the covenants set forth in this Agreement (other than Article V), which failure is not cured within thirty (30) days after notice from Lender to Borrower.

     (e) The occurrence of a default, an event of default or an Event of Default under any of the other Financing Documents or under any other agreement to which any Credit Party and Lender are parties or under any other instrument executed by any Credit Party in favor of Lender, including any loan agreements, notes, leases, deeds or other documents.

     (f) The construction of the Project shall not be carried on with reasonable dispatch or at any time shall be discontinued for a period of twenty (20) consecutive Business Days;

     (g) A lien or claim of lien against the Premises for the performance of work or the supply of materials shall be filed and remains unbonded for a period of thirty (30) days after the date of filing thereof;

     (h) If any Credit Party becomes insolvent as defined in the Georgia Uniform Commercial Code or makes an assignment for the benefit of creditors; or if any action is brought by any Credit Party seeking dissolution of such Credit Party or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver, or other custodian for any of its property; or if any Credit Party commences a voluntary case under the Federal Bankruptcy Code; or if any reorganization or arrangement proceeding is instituted by any Credit Party for the settlement, readjustment, composition or extension of any of its debts upon any terms; or if any action or petition is otherwise brought by any Credit Party seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature.

     (i) If any action is brought against any Credit Party seeking dissolution of such Credit Party or liquidation of any of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property, and such action is consented to or acquiesced in by such Credit Party or is not dismissed within sixty
          (60) days of the date upon which it was instituted; or if any proceeding under the Federal Bankruptcy Code is instituted against such Credit Party and (i) an order for relief is entered in such proceeding or (ii) such proceeding is consented to or acquiesced in by such Credit Party or is not dismissed within sixty (60) days of the date upon which it was instituted; or if any reorganization or arrangement proceeding is instituted against any Credit Party for the settlement, readjustment, composition, or extension of any of its debts upon any terms, and such proceeding is consented to or acquiesced in by such Credit Party or is not dismissed within sixty
          (60) days of the date upon which it was instituted; or if any action or petition is otherwise brought against any Credit Party seeking similar relief or alleging that it is insolvent, unable to pay its debts as they mature, or generally not paying its debts as they become due, and such action or petition is consented to or acquiesced in by such Credit Party or is not dismissed within sixty (60) days of the date upon which it was brought.

     (j) If any Credit Party is in default on indebtedness to another Person having any outstanding balance of $100,000 or more or an event has occurred which, with the giving of notice or passage of time, or both, will cause such Credit Party to be in default on any such indebtedness to another Person.

     (k) Any material adverse change in the Credit Parties' financial condition or means or ability to pay the Liabilities shall occur.

     (l) The acquisition after the date of this Agreement by any Person (or by any two or more Persons acting in concert) except Steven G. Anderson of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of either (i) a sufficient number of the Voting Stock of Borrower so that the total number of such shares beneficially owned by such Person (or group of Persons acting in concert) equals or exceeds twenty-five percent (25%) of the outstanding Voting Stock of Borrower or (ii) the power to direct or cause the direction of the management and policies of Borrower (whether through ownership of voting securities, by contract or otherwise).

     (m) The Lease shall be terminated or assigned by Borrower to a third party without the prior written consent of Lender;

     (n) Any legal or equitable action shall be commenced against Borrower which, if adversely determined, could reasonably be expected to impair substantially the ability of Borrower to perform any obligation under this Agreement or any other Financing Document; or

     (o) The validity of any permit, approval or consent by any Governmental Authority relating to the Premises, the Improvements, the Project or the operation thereof is revoked by a proceeding before any board, commission, agency, court, or other authority having jurisdiction and such revocation would have a material adverse effect on the Premises, the Project or the Borrower's business; or

     (p) A default or event of default shall occur under any other Financing Document or any other agreement or instrument evidencing, securing or relating to any other Indebtedness of Borrower to Lender.

9.02  Acceleration  and  Other  Remedies.  Upon  the  occurrence  of an Event of
Default:

     (a) Lender may, at its option and without prior notice to Borrower, terminate its remaining obligations hereunder to make any further Loans to Borrower;

     (b) Any of the Liabilities may (notwithstanding any provisions contained therein or herein to the contrary), at the option of Lender and without presentment, demand, notice or protest of any kind (all of which are expressly waived by Borrower in this Agreement), be declared due and payable, whereupon they immediately will become due and payable;

     (c) Lender may also, at its option, and without notice or demand of any kind, exercise from time to time any and all rights and remedies available to it under this Agreement or under any of the other Financing Documents, as well as exercise from time to time any and all rights and remedies available to a secured party when a debtor is in default under a security agreement as provided in the Uniform Commercial Code of Georgia, or available to Lender under any other applicable law or in equity, including without limitation the right to any deficiency remaining after disposition of the Collateral; and

     (d) Borrower shall pay all of the reasonable costs and expenses actually incurred by Lender in enforcing its rights under this Agreement and the other Financing Documents. In the event any claim under this Agreement or under any of the other Financing Documents is referred to an attorney for collection, or collected by or through an attorney at law, Borrower will be liable to Lender for all reasonable expenses actually incurred by it in seeking to collect the Liabilities or to enforce its rights hereunder, in the other Financing Documents or in the Collateral, including without limitation actual and reasonable attorneys' fees.

9.03 Application of Proceeds; Collection Costs. Any proceeds from disposition of any of the Collateral may be applied by Lender first to the payment of all reasonable expenses and costs actually incurred by Lender in collecting such Liabilities, in enforcing the rights of Lender under each and every of the Financing Documents and in collecting, retaking, holding and preparing the Collateral for and advertising the sale or other disposition of and realizing upon the Collateral, including without limitation the reasonable expenses of liquidating any liens or claims upon the Collateral and reasonable attorneys' fees (but not to exceed actual fees incurred) as well as all other legal expenses and court costs. Any balance of such proceeds may be applied by Lender toward the payment of such of the Liabilities and in such order of application as the Lender may from time to time elect. Lender shall pay the surplus, if any, to Borrower. Borrower shall pay the deficiency, if any, to Lender.

                                   ARTICLE TEN

                               GENERAL CONDITIONS


     The following  conditions  shall be applicable  throughout the term of this
Agreement:

10.01 No Waiver. No Advance of the Loan hereunder shall constitute a waiver of any of the provisions, conditions or obligations set forth in the Commitment Letter, this Agreement or any other Financing Document, nor, in the event Borrower is unable to satisfy any such provision of condition, shall such advance have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default as hereinabove provided. No delay or omission by Lender to exercise any right, power or remedy accruing upon any Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Default, or acquiescence therein, and every right, power and remedy given by this instrument to Lender may be exercised from time to time and as often as may be deemed expedient by Lender. No consent or waiver, express or implied, by Lender to or of any Default shall be deemed or construed to be a consent or waiver to or of any Default. No delay, indulgence, departure, act or omission by Lender or any holder of the Note shall release, discharge, modify, change or otherwise affect the original liability under the Note or any other obligation of Borrower or any subsequent lessee, assignee or purchaser of Borrower's interest in the Premises or any part thereof, or preclude Lender from exercising any right, privilege or power granted herein or alter the security title, security interest or lien thereof. Lender may at any time, without notice to or further consent from Borrower, surrender or substitute any property or other security of any kind or nature whatsoever securing the obligations, and no such action will release Borrower's obligations hereunder or alter the effect hereof.

10.02 Remedies Cumulative. The remedies herein provided shall be in addition to and not in substitution for the rights and remedies which would otherwise be vested in Lender in any Financing Document or in law or equity, all of which rights and remedies are specifically reserved by Lender. The remedies herein provided or otherwise available to Lender shall be cumulative and may be exercised concurrently. The failure to exercise any of the remedies herein provided shall not constitute a waiver thereof, nor shall use of any of the remedies hereby provided prevent the subsequent or concurrent resort to any other remedy or remedies. It is intended that this clause shall be broadly construed so that all remedies herein provided or otherwise available to Lender shall continue and be each and all available to Lender until all sums due to it by reason of this Agreement have been paid to it in full and all obligations incurred by it in connection with the construction or operation of the Project have been fully discharged without loss or damage to Lender.

10.03 Approval of Lender. All proceedings taken in connection with the transactions provided for herein, including all surveys, insurance policies, bonds, appraisals and documents required or contemplated by the Commitment Letter or this Agreement, and the persons responsible for the execution and preparation thereof, shall be reasonably satisfactory to Lender and Borrower shall promptly furnish to Lender's counsel copies of all documents which they may request in connection therewith.

10.04 Investigation by Lender. Lender shall, at all times, be free to independently establish and investigate, to its satisfaction and in its absolute discretion, the factual basis for the satisfaction of any condition contained herein.

10.05 No Beneficiaries. All conditions to the obligations of Lender to make advances hereunder are imposed solely and exclusively for the benefit of Lender and its assigns and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all thereof and no other person shall, under any circumstances, be deemed to be beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time if in its sole discretion it deems it advisable to do so.

10.06 Notices. All notices hereunder shall be in writing and shall be deemed to have sufficiently given or served for all purposes when presented personally or sent by registered or certified mail as follows:


         To Lender:     Bank of America, N.A.
                                3350 Riverwood Parkway, N.W. - 11th Floor
                                Atlanta, Georgia  30339-3340
                                Attn:   John F. Hall
                                        Vice President
                                Telephone:  (770) 850-5487
                                Facsimile:  (770) 850-5496


                        To Borrower:    CryoLife, Inc.
                                1655 Roberts Boulevard, N.W.
                                Kennesaw, Georgia  30144
                                Attn:   David Ashley Lee
                                        Vice President and Chief Financial Officer
                                Telephone:  770-419-3355
                                Facsimile:  770-590-3754


10.07 Modifications. This Agreement may not be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

10.08 No Partnership. Lender is not a partner with Borrower or any other party in the construction of the Project. Lender shall not in any way be liable or responsible by reason of the provisions hereof, or otherwise, for the payment of any claims arising from the operation or construction of the Project.

10.09 No Assignments. The terms, conditions, covenants, agreements, powers, privileges, notices and authorizations herein contained shall extend to, be binding upon and available for the successors and, to the extent permitted hereunder, to the assignees of each of the respective parties hereto. Notwithstanding the foregoing, Borrower shall not assign or transfer voluntarily or by operation of law, or otherwise dispose of this Agreement, or any money, property or funds deposited with Lender in connection with this Agreement. Any assignment or transfer in violation of this provision shall be invalid.

10.10 Counterparts. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

10.11 Choice of Law. This Agreement and each transaction consummated hereunder shall be governed by the laws of the State of Georgia and shall be construed in accordance with and governed by the laws of said state without regard for its choice of law provisions.

10.12 NO ORAL AGREEMENT. THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

10.13 Survival of Certain Agreements. Notwithstanding the repayment of the Obligations and the cancellation or transfer of the Note and any other Financing Document, all agreements of Borrower contained herein, in the Commitment Letter, in the Note or any other Financing Document to pay the costs and expenses of Lender in connection with the Loan and all agreements of Borrower contained herein, in the Commitment Letter, in the Note or any other Financing Document to indemnify and/or hold harmless Lender shall continue in full force and effect so long as there exists any possibility of expense or liability on the part of Lender. In the event any term or provision of this Loan Agreement or any of the Financing Documents shall conflict with any term or provision of the Commitment, the terms of this Loan Agreement or any of the Financing Documents shall control over such conflicting term or provision of the Commitment.

10.14 ARBITRATION/OTHER MATTERS/WAIVERS. ANY CONTROVERSY OR CLAIM BETWEEN LENDER AND BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER FINANCING DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW IN SECTION 9.14. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING ANY ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY
CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

10.15 SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN ATLANTA, GEORGIA, AND SHALL BE ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SO SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL, ONLY UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

10.16  RESERVATION  OF  RIGHTS;  UNCONDITIONAL  OBLIGATIONS.   NOTHING  IN  THIS
AGREEMENT SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTE OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; (II) BE A WAIVER BY LENDER OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SECTION 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF LENDER (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF; (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL; OR
(C) LIMIT THE RIGHT OF LENDER OR BORROWER TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. LENDER MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSURE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. NEITHER THE EXERCISE OF SELF-HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL

OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES. BORROWER AGREES THAT ALL OF THE OBLIGATIONS HEREUNDER SHALL BE ABSOLUTE, UNCONDITIONAL AND, FOR THE PURPOSES OF MAKING PAYMENTS HEREUNDER, BORROWER HEREBY WAIVES ANY RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM. THE WAIVERS SET FORTH IN THIS AGREEMENT HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER FINANCING DOCUMENTS AND THE TERMINATION OF THIS AGREEMENT.


                         [Signatures begin on next page]

     IN WITNESS WHEREOF, Lender and Borrower have hereunto set their hands and seals as of the ____ day of April, 2000.


                                       LENDER:

                                       BANK OF AMERICA, N.A.



                                       By:
                                             John F. Hall
                                             Vice President





                                       BORROWER:

                                       CRYOLIFE, INC.



                                       By:
                                             David Ashley Lee
                                             Vice President and Chief Financial
                                             Officer


                                             [CORPORATE SEAL]

1265147v1
                                   Exhibit "A"


                                 [Form of Note]

                                   Exhibit "B"


                  [Copy of Construction Commitment Term Sheet]

                                   Exhibit "C"


                         [Legal Description of Premises]



     Two (2) two-story office buildings located at 1655 Roberts Boulevard, Kennesaw, Cobb County, Georgia known as "Cryolife at Barrett" Phase 1 and Phase 2, with related amenities, as depicted on the site plan attached hereto and made a part hereof as "Attachment 1".

                                   Exhibit "D"


                            [Permitted Encumbrances]





1.  Liens in favor of Lender.


2.  Liens filed in connection with leased equipment by the lessor thereof.

                                   Exhibit "E"


                                     FORM OF
                             COMPLIANCE CERTIFICATE


     This  Certificate  is delivered  pursuant to that  certain Loan  Agreement,
dated as of           , 2000 (the "Agreement"), by and between CRYOLIFE, INC., a
Florida  corporation  (the  "Borrower"),  and BANK OF AMERICA,  N.A., a national banking association (the "Lender"). All capitalized terms used in this Certificate which are defined in the Agreement are used in this Certificate with the same meanings given such terms in the Agreement. Unless otherwise defined in the Agreement, all accounting terms used herein shall have the meaning given such terms under generally accepted accounting principles consistently applied ("GAAP").

     I hereby certify, to the best of my knowledge and believe and in my representative capacity on behalf of the Borrower, to the Lender as follows:

     1. I am the duly qualified and acting chief financial officer of the Borrower.

     2. I have prepared or reviewed the financial  statements of the Borrower as
of and for the period ending                  ,             , true, complete and
correct copies of which are attached hereto as Exhibit 1 (collectively, the "Financial Statements").

     3. The Financial Statements were prepared in accordance with GAAP and fairly present the financial position and results of operations of the Borrower (and its consolidated subsidiaries, if any) as of and for the period ending on the date of the Financial Statements (subject to normal year-end adjustments).

     4. I further certify that as of, and for the period ending on, the date of the Financial Statements, and except as may be disclosed on Exhibit 2 attached hereto (all of the following being calculated on a consolidated basis and in accordance with GAAP and the Agreement):

          (a) The Borrower's Leverage Ratio did not exceed 1.0 to 1.0 at any time during such period;

          (b) The Borrower's Debt Coverage Ratio was not less than 1.3 to 1.0 for such period;

          (c) The Borrower's Net Worth was not less than [insert an amount equal to $80,000,000 plus 80% of the positive aggregate amount of Net Income of Borrower for each fiscal quarter beginning with quarter ending 6/30/2000 plus aggregate proceeds from issuance of stock, corporate reorganizations, recapitalization or any similar event]; and

          (d) The Borrower's Capital Expenditures for such fiscal year (or for the portion thereof ending with such period) did not exceed $5,000,000 in total.

     Attached hereto as Exhibit 3 are calculations demonstrating whether or not the Borrower was in compliance, as of and for the period ending on the date of the Financial Statements, with the covenants in the Loan Agreement which are summarized in items (a) through (e) above.

     5. No Default or Event of Default has occurred and is continuing as of the date of this Certificate other than those Defaults or Events of Defaults (if any) which are described on the aforesaid Exhibit 2 attached hereto.

     I represent the foregoing information to be true and correct to the best of my knowledge and belief and I execute this Certificate in my representative
capacity  on behalf of the  Borrower  as of this    day of      ,              .




                                        Name:
                                        Title:

                                SCHEDULE 6.01(b)

                                  SUBSIDIARIES


CryoLife International, Inc., a Florida corporation

CryoLife Technology, Inc., a Nevada corporation

Ideas for Medicine, Inc., a Florida corporation

CryoLife Foreign Sales Corp., a Barbados corporation

CryoLife Europa, an England and Wales corporation

                                  SCHEDULE 6.04

                                    DEFAULTS


                                      None.

                                  SCHEDULE 6.05

                                 PENDING CLAIMS


                                      None.

                                  SCHEDULE 8.09

                                   FUNDED DEBT


Indebtedness incurred pursuant to the following:

Asset  Purchase   Agreement  among  the  Company  and  United   Cryopreservation
Foundation, Inc., United Transplant Foundation, Inc. and QV, Inc. dated September 11, 1996

Revolving Term Loan Facility between the Company and NationsBank, N.A., dated August 30, 1996

Fourth Modification of Third Amended and Restated Loan Agreement dated December 16, 1997 by and between the Company and Bank of America, N.A. and First Modification of Revolving Note dated December 31, 1999

Subordinated  Convertible  Debenture dated March 5, 1997 between the Company and
J. Crayton Pruitt, Sr., M.D.

Lease Agreement dated March 5, 1997 between the Company and J. Crayton Pruitt, Sr., M.D.

                                  ATTACHMENT 1

                                    SITE PLAN